Exhibit 10.8

Taishin International Commercial Bank

Credit Loan Agreement

The person entering into the contract (hereinafter referred to as the “Contractor”) hereby agrees with Taishin International Commercial Bank (hereinafter referred to as the “Bank”) for all credit transactions with the Bank now and in the future of the total ([√]1. New Taiwan Dollars 30 Million Yuan only, [        ]2. New Taiwan Dollars [         ] Yuan only, [  ]3. New Taiwan Dollars [  ] Yuan only) based on the content of the Bank’s approved loan and performance of the terms in the left:

Chapter 1: Conditions of Credit Loan Use

1.	All debts referred to in this contract refer to the bills, loans, lump sums, guarantees and other related debts owed by the Contractor to the Bank, including its interest, deferred interest, breach of contract, fines, damages and all costs related to the performance of the debt. If the Contractor has signed several credit contracts successively or at the same time, the Contractor knows the total amount of responsibilities it bears is the sum of the amount and scope of the several credit contracts.

2.	Interest, discount interest, guarantee fee and handling fee, exchange rate and its late interest, calculation of liquidated damages:

(1) Interest and repayment method: according to the interest rate stated in the “application form” or other relevant documents, the calculation method and the method of repayment.

(2) Cash interest: determined by the Bank based on the currency market’s relative interest rate index.

(3) guarantee fee and handling fee: determined by the Bank. When dealing with the relevant business, the rate shall be paid in accordance with the regulations of the Bank.

(4) Foreign currency exchange rate: if it is a foreign currency debt, the amount will be converted into New Taiwan Dollars according to the Bank’s advertised selling rate on the date of payment or on the day when the prudence occurs. At the time of settlement, the Bank’s billboard selling exchange rate will be converted into New Taiwan dollars at the settlement date, and the amount payable will be calculated. If the exchange rate changes or other reasons lead to the advance amount of the Bank under this contract when the total amount of credit is exceeded, the Contractor shall still be responsible for repaying the excess amount immediately.

(5) Delayed interest and liquidated damages: Unless otherwise agreed, if the Contractor fails to repay the principal in accordance with the contract, the Contractor shall follow the previous terms. Payment of deferred interest is based on the interest rate at the time; if the Contractor defers the choice of “principal or interest payment, the principal starts from the maturity date, the interest starts from the interest payment date, and the part that is overdue within six months will be based on the previous rate. For those overdue for more than six months, liquidated damages will be paid at 20% of the above open interest rate for the portion exceeding the six-month period.

(6) Early repayment of liquidated damages: the agreed interest rate based on the money market loan capital cost plus a fixed interest rate. When the loan is repaid in advance, if the interest rate of the money market capital cost of the same day from the repayment date to the original agreed loan maturity date set by the Bank is lower than the original loan capital cost interest rate on the day of early repayment, the liable person agrees to pay to repay the principal is calculated based on the difference between the interest and the public balance from the payment through date to the original due date of the repayment of the default payment to the Bank.

(7) The interest, discount interest, deferred interest, and liquidated damages of the new concubine currency loan stated in this contract. The calculation method is based on the annual interest rate, and the interest is calculated on the basis of three hundred and sixty-five days, which is also the same for leap years. The foreign currency loan interest, discount interest, deferred interest, and liquidated damages are stated in this contract. The calculation method is based on the annual interest rate, and it is calculated on three hundred and sixty-five days (the currency is British pound / Hong Kong dollar / Singapore dollar / South African dollar) or three hundred and sixty days (other than the aforementioned currencies) Is the basis of interest calculation, and it is the same during leap years.

(8) In the event of Market Disruption such that the calculation of interest rate, discount interest, guarantee fee and handling fee contained in this Contract cannot properly reflect the Bank’s cost in acquisition of relevant funds, the Bank shall re-negotiate with the Contractor, which shall not be restricted by the content in the notice of the original loan or other agreements. The aforementioned money market lending capital cost refers to the pricing cost of the lending provided by the Bank’s capital dispatching unit to the Bank’s business unit.

3. The Contractor agrees that all deposits deposited at the head office of the Bank and its branches, as well as all claims to your bank, regardless of the term of the claims, can directly exercise the right to set-off after notifying the contractor to offset the contractor’s rights to your bank. In the meantime, all documents issued by your bank to the contractor will lose their validity within the scope of offset. However, the right of set-off shall not be exercised if the law has provisions prohibiting set-off, or the contractor has agreed not to set-off, or based on unreasonable management or a third party appointed your bank to pay the contractor due to the transaction relationship.

4. The guarantor agrees that before the guaranteed principal debt is fully repaid, the right of claim (subject to the succession of the creditor’s rights originally owned by your bank) and the right of subrogation acquired by the principal debtor due to the first part of the repayment shall be second to the execution of the principal debtor by your bank. The remaining creditor’s rights (the creditor’s rights are limited to the guarantee of all or part of the creditor’s rights) shall be paid.

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5. The Guarantor agrees that the Bank may exercise the right of set-off against the various deposits deposited by the Guarantor in the Head Office of the Bank and its affiliated branches and all claims against the Bank, regardless of the duration of the claims, upon notification to the Guarantor, to offset the Guarantor’s claims against the quarterly publications. Pay all debts. At the same time, the various vouchers issued by your bank to the guarantor will be invalid within the scope of the lock-up. However, the right of set-off shall not be exercised if the law prohibits set-off, or the guarantor has agreed that the set-off shall not be allowed, or if the third party pays the guarantor through the appointment of your bank due to no reason of management or due to the transaction relationship. In addition, if the offset amount is not enough to cover all the debts or the guarantor has to pay off or pay off the debts in installments, the guarantor shall be compensated in the order of various expenses, liquidated damages, interest, delayed interest and principal in accordance with the provisions of Article 323 of the Civil Code. negative debt. If there are multiple debts and the payment proposed by the guarantor is insufficient to cover all the debts, the payment shall be made in accordance with the provisions of Article 321 or 322 of the Civil Code. However, when your bank handles internal bookkeeping in accordance with relevant regulations, the total amount of creditors will still be calculated in the order of repayment above.

6. If the contracting party is in any of the following circumstances, all debts owed to you by the bank (including the guaranteed balance that has not yet been compensated by the bank) will lose the benefits of the time limit. The contracting party shall be notified within a reasonable period of time when the accelerated clause is exercised for the reasons specified in Article 11.

(1) When any debt fails to pay off the principal or refuses to accept or pay.

(2) When filing for settlement, filing for bankruptcy, filing for corporate reorganization, refusing transactions (whether it has been resumed or not) after being notified by the clearing house, closing business, and clearing debts in accordance with the provisions of the Bankruptcy Law.

(3) When originally obliged to provide guarantees in accordance with the agreement and fails to provide them.

(4) When one of its heirs declares limited succession or abandons succession due to death.

(5) When the main property is declared to be confiscated due to a criminal offence.

(6) When any debt does not pay interest as agreed.

(7) When the collateral is sealed or the collateral is lost, reduced in value or insufficient to secure the claim, or the guarantor is in bad credit, and the bank fails to replace it at the request of your bank.

(8) Subject to enforcement or false seizure, false disposition or other preservation disposition, the Bank cannot receive compensation.

(9) When the contracting party owes a debt to your bank, the actual use of funds is inconsistent with the approved use of your bank.

(10) There is an objective situation where the contracting party has a material adverse change in its management, operation or financial situation, so that the creditor’s rights of the Bank cannot be fully repaid.

(11) When the contracting party has a credit relationship with your bank, the statement or information provided (including transaction vouchers or relevant transaction documents) is false, untrue or concealed, or violates integrity, or violates agreements or commitments, or other credit bad objective events occur, When it is necessary for your bank to preserve the creditor’s rights.

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7.	If the Contractor has the reason of Article 6 of this Contract, if the Bank becomes impaired, the approved amount will be destroyed or terminated. If a third party is involved, and any occurrence occurs when making tributes or expenditures, the Contractor is solely responsible; the Bank also has the right to require the Contractor to pay off each debt, and the Contractor may repay the collateral without notice to the Contractor to cover the debts, and all expenses incurred as a result of the punishment incurred by the Bank. If the Contractor has other items stored in the Bank, the Bank has the right to keep it. In addition, if the Bank has difficulty in obtaining funds, it may adjust the date and amount of allocation. However, if the Bank has received the commitment fee but has not allocated the shipment, it shall return the commitment fee to the Contractor in proportion to the amount of the unappropriated loan.

8.	If the Contractor’s credit deed of all debts to the Bank is lost, destroyed, or damaged, the Contractor is willing to supplement and provide according to the wishes of the Bank, or as a basis, the Bank keeps photocopies, microfilms, accounts, subpoena, and computer records of the amount contained in the documents, etc., to fulfill the debt.

9.	When applying for credit business, the Contractor shall issue one or more exemption certificates and authorize them in accordance with the requirements of the Bank. The Bank shall use this contract as a proof of damage, as a method of repaying the Contractor’s debt to the Bank. If the Contractor fails to fulfill the terms and conditions specified in this contract or other deeds, the Bank The promissory note can independently exercise its rights under the law of the instrument. The Contractor does not accept delivery of the Bank’s promissory note is a method of covering the Contractor’s debts in accordance with this contract, that is, the so-called indirect payment in the civil law. The debts borne by the contract coexist.

10.	Any bills issued, endorsed, accepted or guaranteed by the Contractor that are not paid, accepted or unpredictable as a reminder, at the time of acceptance, after receiving notice from the Bank, no questions will be asked and the Contractor shall pay off the loan immediately. The Contractor agrees to waive the promissory note that is not paid on the Bank, and the notification obligation stipulated in Article 89 of the Bank’s bills law.

11.	The Contractor is willing to accept the Bank’s use of the Credit at any time for supervision of business and finance, inspection and supervision of collateral, and related account books, statements (including comprehensive financial and personnel affairs statements of affiliated companies), bills and documents. When the Bank considers it necessary, the Contractor may be required to timely submit the credit information, or provide the financial statements of the meeting approved by the Bank’s certified accountant, and you may ask the certified accountant to provide working papers. However, the Bank has no obligation to supervise, audit, inspect, supervise and inspect tunnels. The Contractor accepts the financial joint credit investigation center (hereinafter referred to as the “Joint Credit Investigation Center”) to check the relevant account books, statements and documents, and will send these credit information, or provide accounting and financial statements with a certified accountant’s visa, and may ask the certified accountant to provide working papers, but the Joint Credit Investigation Center has no obligation to check.

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12.

(1)	The Contractor agrees the Bank may collect data from the Contractor within the scope of business registration items or specific purposes, and may use it for processing or use or for international transmission or provide the Contractor’s data to be processed by the Bank’s appointment (including but not limited to institutions entrusted to conduct market research).

(2)	Between the Bank and other subsidiaries of Taishin Financial Holdings Co., Ltd. to which the Bank belongs, the Bank is required to act in accordance with the “Financial Holding Companies Act”, “Financial Holding Companies” and relevant laws and regulations such as the “Administrative Measures for Co-marketing between Subsidiaries” and the “Personal Data Protection Law” when customer data is used interchangeably. Unless otherwise stipulated by the laws and regulations, or where the Contractor has signed a contract or expressly agreed in writing, the information must not contain the name, other basic information other than the address (including but not limited to the uniform number of the ID card, date of birth, age, gender, e-mail, telephone, occupation, etc.) and transaction data such as accounting, credit, investment, insurance, and other related data.

(3)	The Contractor does not agree to provide other basic information other than name and address, as well as other transaction data such as accounting, credit, investment, insurance, etc., to the following subsidiaries of Taishin Financial Holding Co., Ltd., and interact in accordance with the provisions of the previous disclosure. Use the information provided by the Contractor. If there are new additions or changes in the subsidiary, it will be announced on the website of Taishin Financial Holdings. If the Contractor does not check, the Contractor agrees to exchange the use consent with the latest customer responsibility data signed, and any meaning in the contract shall prevail. Taishin Financial Holdings Co., Ltd., Taishin International Commercial Bank Co., Ltd., Taishin Securities Co., Ltd., Taishin Gold Insurance Brokers Co., Ltd., Taishin Securities Investment Trust Co., Ltd., and Taishin Securities Investment…

13. The Borrower knows and agrees to the Bank’s account receivables and payable services, computer handling services or other ancillary services related to this Contract (including but not limited to information system registration, processing and input, data transmission between information systems, monitoring and maintenance, marketing, form printing, packaging and delivery and mailing, data preservation of forms, vouchers, etc., account receivable and legal procedures, property appraisal operations and other tasks approved by the competent authority to be outsourced, etc.) in the Bank. When it deems necessary, it may entrust an appropriate third party (organization) to deal with it in accordance with the regulations of the competent authority; the Borrower also agrees that the Bank may hand over the Borrower ’s information to such third party (organization) to handle the entrusted matters.

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14. If the Borrower is a local (legal) person or a foreign (legal) person and has various debt owed to the Bank, such establishment requirements, methods and effects of its juristic acts shall be governed by the laws of the Republic of China. The Borrower shall perform its debts with the local bank as the place of performance. For all litigations arising from this Contract, regardless of whether there is any change in the domicile or nationality of the Bank and the Borrower, it is agreed that the Taipei District Court or the District Court of Taiwan shall be the court of first instance jurisdiction agreed upon by both parties. If the Borrower is a company established outside the Republic of China or does not have a residential address in the location of Republic of China, it is agreed that the Bank and the competent court may send the relevant legal documents, including any pleadings, notices, judgments or other notices to the Borrower in the Republic of China by post or send to the address of the process agent. The name and address of the process agent to be served on behalf of the recipient are listed in Chapter 4 other agreed terms.

15. The Borrower agrees to the Bank’s claims against the Borrower, may take the place of notification for any assignment of creditor’s rights by the Bank for the purpose of “Financial Asset Securitization” in Article 6 and relevant laws and regulations. Also, if there is a debt bearer involved in the trust transfer or transfer of assets, the Borrower shall be deemed to have acknowledged if he does not object during the period announced by the Bank.

16. The signature and the seal on this Contract has been confirmed by the Borrower, and may use either one of the methods in the future, or use the signature or seal on the “Agreement” which are separately signed with the Bank, and provides immediate effective.

17. In addition to the stipulations in this Contract and other relevant credit agreement, if there are any unsettled matters, the Borrower will observe the agreement and letter of drawdown or the Uniform Regulations for Commercial Documentary Credits, the Uniform Rules for Collection, the International Rules for Letter of Guarantee and the International Commercial Terms prescribed by the International Chamber of Commerce, and deem them as a part of this Contract.

Chapter II Individual Credit Agreement Terms

Section 1 (Guaranteed) Overdrafts

18. The Borrower agrees to use the conditions and payment method approved by the Bank. If the overdraft period expires, and without the Bank’s consent to renew the contract, the principal and the interest shall be repaid in full. During the stipulated period, if the average value of the actual utilization is less than half of the limits, the Borrower agrees to pay to the Bank for the guarantee handling fees.

Section 2 General (Guaranteed) Loans

19. The Borrower shall repay the loan in accordance to the agreed repayment method.

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Section 3 Advance payment of customer instruments and discounts

(1) Common Terms

20. The Borrower hereby declares that the negotiable instruments has been provided to the Bank for borrowing or discounting. Without regard to whether the negotiable instruments is defective in some other way, and if it causes any damage to the Bank, the Borrower is willing to waive the interests for the period, and shall immediately repay all debt and to bear liability for damages, and will not use the defective as an excuse for not repaying the debts.

(2) Exclusive Terms for Advance Payment of Customer Instruments

21. According to the limits approved by the Bank, the Borrower shall issue a “Drawdown Application”, “ Customer Instrument List”, and provide the amount of customer instrument approved by the Bank and request the Bank for a one-off or instalment allocation.

Customer Instruments will be redeemed and deposited into the “Special Account for Advance payment of customer instruments” opened by the Borrower; and it is agreed that 1. to authorized the bank to receive money from this special account at any time with the seal of the person authorized to sign by the Bank, and to pay off all debts of the borrower in the Bank, and use this Contract as proof of authorization; 2. without the consent of the Bank, the Borrower shall not use the deposit in the special account; the special account shall provide the statement of accounts at the request of the Borrower. In addition, no extra bankbook will be issued.

3) Exclusive Terms for Discounting

22. The Bank and the Borrower both agreed to use the bills (negotiable instruments) which approved by the Bank, and request the Bank for discount within the limits approved by the Bank; when the negotiable instruments is expired or the Borrower receives a notice of overdue payment, the discounted payment should be repaid on time.

23. For the debts which has been discounted by the Borrower to the Bank under this Contract, the repayment period shall be in accordance with the records of the discounted negotiable instruments, although the requesting period for a discount is lapsed, the Borrower shall remained responsible for the repayment in accordance with the provisions of this Contract.

Section 4 Appointment Acceptance

24. The Borrower promised with the Bank, to produce a bill of exchange within the conditions approved by the Bank, and requests the Bank to accept it as the payer, and request the Bank to accept the bill of exchange, and the maximum period from the acceptance date to the due date of the drafts shall be determined by both parties.

Section 5 Appointment Guarantee

25. The amount, duration and content of the guarantees issued by the Bank on behalf of the Borrower (i.e. the appointer) shall be subject to the guarantee documents issued by the Bank. However, if the guarantee is tax payable, and the actual tax payable calculated by the tax authority exceeds the original guarantee amount, the Borrower agrees to adjust the total amount of guarantee at any time, and is willing to pay the full amount of tax payable and overdue fines.

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26. The duration of the limits shall be from the date of signing the contract to the date when the Borrower repays the Bank for the full payment paid on behalf of the Borrower.

In addition, if the Borrower has any of the conditions mentioned in Article 6, the Borrower promises to pay immediately the Bank in cash according to the balance of the undischarged guarantee responsibility of the Bank to the Bank as a back-up payment and will be refunded by the Bank without paying any interest.

27. The Borrower shall pay the handling fee of the guarantee to the Bank, and shall be paid in full according to the agreed payment method. If the tax payable guaranteed by the Bank exceeds the original bonded amount calculated by the tax authority, the Borrower shall pay an additional guarantee fee for the difference.

When the time limits for the instruments guaranteed by the Bank on behalf of the Borrower expires, apply for an extension and send a letter to renew the policy, the Borrower must still pay the extension guarantee fee in accordance with the regulations of the responsible bank. However, when the guarantee period is shortened, no return shall be requested for the fees which has been paid. If there are postage and any other expenses, the Borrower should pay them separately.

28. When the Bank guarantees on behalf of the Borrower expires, the Borrower shall perform it as scheduled and inform the Bank of its handling status at any time. If the Borrower delays and fails to perform and thereby cause damage to the Bank, the Borrower shall be liable for any interest incurred and the penalty from the date of payment by the Bank to the date of payment by the Borrower to the Bank.

29. When the guaranteed amount is calculated in foreign currency, and the risk of exchange rate fluctuation shall be borne by the Borrower. If the Bank suffers losses due to fluctuation in foreign exchange rates, the Borrower is willing to take full responsibility thereof. The foreign currency amount guaranteed in this Contract is converted into New Taiwan Dollars, unless otherwise agreed, shall be calculated at the highest exchange rate during the guarantee period or determined by the Bank.

30. If the Borrower fails to perform the agreed matters with other creditor, once the other creditor notifies the Bank in writing to perform the guarantee responsibility, the Bank can directly perform the guarantee responsibility based on the guarantee issued by this Contract. The reason for the defense with the other creditor or any third party shall claim immunity against the Bank, and shall not claim immunity against the Bank for force majeure such as natural disasters, wars or any other force.

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Section VI Issuance of Letters of Credit and Import Financing

Terms & Conditions

31. The drafts issued by the domestic and international sight and usance credit (hereinafter referred to as the Letter of Credit) under this Contract, the Borrower shall be remain liable for the repayment after the expiry date of the draft is after the period of existence approved by the Bank. In addition, when the Borrower applies to the Bank for the issuance of a letter of credit, it should apply in advances from the Bank and attached with the transfer application form and the relevant documents required by the Bank. The Borrower is willing to pay off each debt in accordance with the provisions of this Contract, and they shall have no recourse with respect to use the letter of credit application issued by the Borrower or other reasons.

32. When the Borrower applies for issuance of a letter of credit by the Bank, it recognizes that the transfer amount of each transfer application and all expenses incurred are the amount that guarantees payment or additional payment for the Bank on behalf of the Borrower (if the margin is different after deducing the margin), and agreed to authorize the Bank to pay the money order under each letter of credit on the basis of the transfer application and (or) the draft under the letter of credit. The Borrower is willing to pay off each of the above-mentioned debts in accordance with the provisions of this Contract.

33. The Borrower acknowledges and is willing to accept or make payment in accordance with the draft and the relevant documents presented under the letter of credit on this Contract. The Borrower is willing to pay on the settlement date. If the Borrower guarantees that the payment of the reserve payment after the above-mentioned time limit is exceeded, the draft shall be paid in accordance with the contract on the date of payment of the delay and liquidated damages. The above remittances, documents, etc., even it may be verified to be forged, altered or defective in some other way (including the quality or quantity of the goods and the documents are not in agreement, etc.), and the Bank shall be held free and harmless. The Borrower is agreed to pay off the Bank’s advances, principal and interest and all expenses incurred in accordance with the provisions of this Contract. The Borrower agrees to bear full liability for damages for any resultant injury that maybe incurred by the Bank.

34. Every advance or loan purchased goods (including goods in transit), if the salesperson (seller) fails to perform the contract, delays in delivery, or other force majeure events, the Borrower will still be responsible for the loss of the Bank. If the letter of credit is expired, the Bank may cancel it directly and the refunded money will be used to compensate the advances and/or loans in this Contract.

35. If a shipment of goods arrives, but the shipping documents have not arrived and it is necessary to apply for issuance of a letter of guarantee or a bill of lading endorsement, the Borrower shall make repayment, which will be based on the value of the secured goods as given in the shipping documents provided and pay for the remaining balance, negotiable instrument, payment and all other procedures. If there is found to not be in conformance , the Borrower shall without exception acknowledge the conditions set out in the letter of guarantee and the bill of lading endorsement.

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36. The Borrower agrees to pledge the purchased materials together with the movable property and other collateral provided as security. The Bank obtains all the delivery receipts for the purchased materials (such as import permits and relevant delivery documents, etc.). The Bank will obtain the pledge of movable property for the material as soon as the material arrives. The Borrower also agrees to apply for insurance for the previously opened materials, giving the Bank as the priority beneficiary, and also use this Contract as the document for setting up the pledge.

37. If the Borrower is unable to repay the advances under this Contract, or the Bank believes that the Borrower’s finances have deteriorated significantly, or after the delivery of the shipping documents, the Bank fails to complete the customs declaration and pick-up procedures, which causing the Bank to suffer any losses or damages. At the time of loss, its advances and loans are deemed to be due immediately, and the Bank has the right to choose the New Taiwan Dollars converted from the date of delay, and the Bank’s creditor’s rights are preserved. The Bank can declare and pick up the goods on behalf of the customs, and the Bank can auction or freely dispose of them all. (Including disposal method, its price and time, etc.) imported goods and other collateral to offset the principal and interest of the advance to the Bank and all expenses and losses incurred due to disposal (including taxes paid for customs declaration and costs for delivery, warehouse rent, transportation, etc.). If there is a shortfall, the Borrower is still responsible for making up and paying off.

38. For each import item, the Borrower is willing to ask the Bank’s opinions in advance for the type of insurance and insurance conditions. For example, when importing at FOB, C&F or similar price terms, and take the Bank as the priority beneficiary to insure appropriate insurance, and give the original insurance policy and insurance receipt to the Bank, and the cost of applying for insurance will be borne by the Borrower. If the Borrower fails to apply for insurance or does not go through the renewal procedures at the expiry of the insurance, the Bank has the right to do it on their behalf, but the Bank has no obligation to apply for insurance on their behalf. If the insurance fee is advanced by the Bank, the Borrower is willing to repay it immediately. If there is a delay in payment, the Bank may include it in the amount of the creditor’s rights and calculate the interest in accordance with the provisions of this Contract.

(2) Issuance of domestic letters of credit

39. In order to purchase materials from the domestic country, the Borrower needs to appoint the Bank to keep issue the domestic sight and usance letter of credit within the approved period, and the beneficiary designated for the above letter of credit shall be advanced or accepted as the draft issued by the Bank as the payer in accordance with the provisions of each letter of credit.

40. Unless otherwise agreed, if the Borrower has delayed the payment of the advances under each letter of credit, when the principal and the interest of the loan are borrowed, they are willing to advance or repay the benchmark lending rate set by the Bank at that time, starting from the advance or repayment date. The interest rate will be increased by 2.25% per year, and will be paid in accordance with the contract for late court interest and liquidated damages.

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(3) Issuance of foreign letters of credit

41. In order to facilitate the settlement of foreign exchange to purchase materials from overseas at the Bank now and in the future, and issue a letter of credit and make a single payment in foreign currency (hereinafter referred to as the Advance) or acceptance within the approved amount which approved by the Bank. The Bank is agreed to advance in foreign currency, or repay the above-mentioned advance by directly debiting a new Taiwan dollar loan transfer when the order is received.

42. The Borrower is willing to advance or (and) to accept the letter of credit for issuance by the Bank in accordance with the relevant laws and regulations and customary methods, the Borrower shall, in addition to the provisions of the transfer application form, provides the required documents and the agreed import license (if any) and deposit it to the Bank, and also willing to use the shipping documents and goods under each letter of credit to guarantee the advance and/or loan of the Bank under each letter of credit, and use this Contract to provide a proof of guarantee and advance or loan.

43. The Borrower shall pay or accept the draft under each letter of credit within the reasonable settlement period stipulated in the “Uniform Practices for Letter of Credit” after the arrival of each shipping document under the letter of credit and the notice (written or oral) issued by the Bank. However, if the advance payment is made by the Bank, the Borrower shall repay each advance payment and pay the interest and related expenses within ten days after the Bank’s notice (written or oral), and shall settle the foreign exchange at the spot foreign exchange selling rate set by the Bank at the time of repayment or repay it with its own currency. However, if one of the following circumstances occurs, the method of repayment is as follows:

(1)	If the goods are delivered under the spot letter of credit and the shipping documents have not yet been delivered and the delivery of the goods needs to be secured, the Borrower is willing to pay off immediately, and the same applies when the Borrower applies for endorsement of the bill of lading.

(2)	If the goods are shipped in batches, the amount of the partial shipping documents shall be paid in advance according to the amount of the letter of credit and (or) the entire amount.

(3)	Although the validity period of the letter of credit has expired and the shipping documents are mailed, if the conditions are met at the time of the bill, the Borrower is willing to be responsible for repayment immediately.

(4)	When the Bank agrees to change to another foreign currency loan or New Taiwan Dollars loan, it will be handled in accordance with the relevant regulations of the Bank for foreign currency loan or New Taiwan Dollars loan.

44. The longest period of advance or acceptance under each letter of credit shall not exceed the number of days approved by the Bank, and the maturity date of each draft or the due date notified by the Bank shall be the settlement date of each debt.

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45. For each of the letter of credit, if the loan is repaid within the repayment period specified in the last clause, the advance part in Taiwan currency shall be made on the actual advance date of the Bank (the letter of credit with the authorization deduction clause is the date of the Bank deposits the debit with the Bank; and the letter of credit without the authorized deduction clause is the date of the Bank makes the account date) to the settlement date specified in the last clause, and the interest is calculated and paid at the loan interest rate agreed with the Bank.

46, If the Borrower delays in paying the principal and interest of the advance or loan under each letter of credit, the Borrower is willing to advance or repay the foreign currency according to the Bank’s interest rate from the date of advance or repayment. The interest rate of the borrowing shall be calculated and paid in accordance with the contract for deferred interest and penalty.

47. If the Borrower fails to repay the loan within the agreed period, the Bank can convert the arrears into a New Taiwan dollar loan. The Borrower has no objection to the previous exchange date, exchange rate amount, interest rate, etc. However, the Bank is no obligated to the conversion.

48. The Borrower appoints the Bank to issue the credit financing by means of triangular trade, and the terms of this Contract still applies.

49. There are things that are not attributable to the Bank, any errors or delays in the transmission of the agency, or errors in the interpretation of technical terms, and the documents, or the goods contained in the documents, or when all or part of the quality, quantity, or value of the goods is lost or delayed, or is lost or damaged due to uninsured or insufficient insured amount, or due to the block or detention of any third party, or some other factors. In any of the above circumstances, it has nothing to do with the Bank and the letter of credit will still be paid in full by the Borrower.

(4) Import Collection Loan

50. The Borrower acknowledges that the total amount on each transfer application form, together with the interest and all expenses incurred are the amount guaranteed to be paid or advanced by the Bank on behalf of the Borrower, and agrees to use the transfer application form and/or relevant documents as a proof to authorize the Bank to pay the bills under the Document Against Acceptance (D/A) or the Document Against Payment (D/P) or the Open Account (O/A). The Borrower is willing to comply with the provisions of this Contract, and to pay off every debt incurred as a result of the above-mentioned application for import collection loan.

51. In order to facilitate the settlement of foreign exchange to purchases materials from overseas by the Bank now and then, the Borrower shall apply for the Documents under Acceptance (D/A) or the Documents under Payment (D/P) or Guaranteed Delivery under Import Collection / Subsidiary bill of lading endorsement or Open Account (O/A), the Bank may agrees to foreign currency advances, or directly account for the NTD loan transfer to repay the above advances when the bill arrives.

52. The Borrower is willing to advance or (and) accept the foreign import collection payment by the Bank in accordance with the relevant laws and regulations and customary methods. The Borrower must provide the required documents and the import license as agreed (if any) with the bank in accordance with the provisions of the transfer application and is willing to use the shipping waybills and goods under the import collection as the guarantee for the advance and/or loans under the import collection, and use this Contract as the guarantee and proof of advances or loans.

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53. When the Borrower imports materials by the form of import collection, and may apply to the Bank for guaranteed delivery or endorsement of the deputy bill of lading within the agreed amount with the Bank’s consent, and need to check the application for guarantee delivery or endorsement of the auxiliary bill of lading and the relevant deed documents required by the Bank. The Borrower acknowledges that according to the content of each application and the amount of the relevant deed documents and the agreed matters, the liability for damages to the Bank shall be borne by the Bank until the foreign waybills are sent to the Bank and the Borrower completes the acceptance or payment of the bills.

Section 7 Export Bills Negotiation and Export Loans

(1) Export Bills

54. From the date of signing of this Contract, all the clauses in this section shall apply to the draft and/or bills issued or endorsed by the Borrower, regardless of whether it is directly or through another person’s pledge to the Bank, and each time bills and discounts, unless it is required by the Bank and there is no need to resign this Contract again.

55. The Borrower is willing to provide the Bank with the shipping waybills and related goods for applying the billing or discounting to the Bank as collateral to guarantee the draft issued or endorsed by the Bank’s billing party and (or) the amount of waybills, interest and all related expenses.

56. The Borrower confirms that the bill or discount of the Bank against the Borrower is an advance rather than a buyout. The Bank reserves the right to request the return of the Borrower at any time. Should the bill of exchange negotiated by the Bank be refused handling or processing by the discount bank or correspondent bank of the Bank, or unpaid by issuing bank owing to some discrepancy in the bill of exchange or the documents attached thereto with the terms and conditions of the letter of credit or for any other reasons, or should the acceptance of the shipped goods be refused because of divergence of quality, quantity, etc. of the said goods, or for any other reasons, discovered by the interested party or parties upon delivery or any other occasions, the Borrower shall take full responsibility thereof and reimburse the Bank at any time the amount of the bill of exchange, interest (to be calculated at the rate of credit loan ruling in the time of negotiation), and other incidental charges incurred. The Borrower further authorizes the Bank to tender a letter of guarantee to the issuing bank or the accepting bank under the letter of credit, without any notification to the Borrower in case the Bank or the Bank’s correspondent bank deems it fit to do so, and the Borrower solely shall be held liable for the guarantee thus offered.

57. Should the drawee of the bill of exchange or the issuing bank, accepting bank, or confirming bank of the relative letter of credit become insolvent, or bankrupt, be seized, provisionally seized, provisionally disposed of, or offered for auction, or even should the drawee or any of the above banks apply for bankruptcy or settlement by composition, the Borrower agrees, upon the Bank’s notice, to pay the Bank the total amount of the bill of exchange with interest and other additional charges.

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58. The Borrower authorizes the Bank or the Bank’s correspondent bank to send the bill of exchange and/or the documents attached thereto to the place of payment by any method as the Bank or the Bank’s correspondent bank deems fit.

59. Should the bill of exchange and/or the documents attached thereto be destroyed or lost in transit, or assumed as such, or their arrival at the place of payment is much delayed by accident such as mistransportation, a new bill of exchange and a new set of documents attached thereto shall be presented to the Bank by the Borrower according to the Bank’s record book, at the Bank’s demand without any legal procedures, or alternatively, at the Bank’s option, the amount of the bill of exchange, with all expenses, shall be paid to the Bank by the Borrower.

60. Should the bill of exchange be not accepted by the drawee or not paid by the drawee or acceptor by intervention, or should it happen that the bill of exchange is not paid or the proceeds thereof are not transferred to the Bank because of the local laws or regulations or for any other reasons, the Borrower shall pay the amount of the bill of exchange with interest and other incidental charges incurred as soon as the Borrower informs the Bank in this connection by cable or by mail, notwithstanding no return of the bill of exchange and/or documents attached thereto. Should the Bank demand any additional security of the Borrower at same time, it shall be given by the Borrower without any objection.

61. Should the right of claim on the bill of exchange be not validly instituted on account of any formal defect, or should it become extinct owing to the default of safeguarding procedure or presentation. The Borrower agrees to reimburse the Bank for the amount equivalent to the face value of the bill of exchange, interest incurred thereon before and after maturity and other incidental charges incurred in this connection.

62. When any bill of exchange or associated certificate or document presented in connection with a letter of credit which the Bank, after a document review, deems to meet the conditions of the letter of credit and which the Bank then accepts or pays, is subsequently verified to be forged, altered, or defective in some other way, the Borrower nevertheless agrees, without exception, to make payment as stipulated, unless there was gross negligence by the Bank in its review.

63. The Borrower shall be responsible for the signature, seal or writing used on the bill of exchange or any other documents accepted by the Bank even though the signature, seal or writing is a forged or stolen one, should the Bank has concluded the same to be identical with those submitted to the Bank by the Borrower beforehand or those used on previous bills of exchange or other documents. Any damage caused the Bank therefrom shall be borne by the Borrower upon notice from the Bank.

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64. The Borrower hereby authorizes (but not so as to make it imperative) any manager or agent of the Bank, or the current holder of the bill of exchange, to insure any goods forming the collateral security for the bill of exchange against sea risk, including loss by capture, and also against loss by fire on shore, and to add the premiums and expenses of such insurances to the amount chargeable to the Borrower in respect of the bill of exchange, and to take recourse upon such goods in priority to any other claims thereon, or against the Borrower, without prejudice to any claim against any endorser or endorsers of the bill of exchange, for the purpose of reimbursing the Bank, or other person or persons paying the same, the amount of such premiums and expenses, and also to sell any portion of such goods which may be necessary for payment of freight, insurance, and expenses and generally to take such measures and make such charges for commission and to be accountable in such manner, but not further or otherwise than as in ordinary cases between a merchant and its correspondent. And the Borrower consents to the goods being warehoused at any public or private wharf or warehouse selected by the drawee or acceptor of the bill of exchange, unless the Bank offers any objection to such wharf or warehouse.

65. The Borrower hereby authorizes the Bank, or any manager or agent of the Bank, or the holder of the bill of exchange, to take conditional acceptance of the bill of exchange, to the effect that, on payment thereof at maturity, the documents handed to the Bank as collateral security for the due payment of the bill of exchange shall be delivered to the drawee or acceptor thereof.

66. The Borrower hereby authorizes the Bank (but not so as to make it imperative), at any time or times before the maturity of the bill of exchange, to grant a partial delivery or partial deliveries of such goods, in such manners as the Bank or the acceptor of the bill of exchange or the acceptor’s representative may deem desirable, to any person or persons on payment of a proportionate amount of the invoice cost of such goods or of the bill of exchange drawn against same.

67. The Borrower hereby authorizes the Bank, or any manager or agent of the Bank, or the current holder of the bill of exchange, on default being made in acceptance on presentation or in payment at maturity, of the bill of exchange, to waive protest and in case of such default or of the drawee or acceptor suspending payment, becoming bankrupt, or taking any steps whatever towards entering into liquidation during the currency of the bill of exchange, and whether accepted conditionally or absolutely to sell all or any part of the goods forming the collateral security for the payment thereof as such times and in such manner as the Bank or the holder of the bill of exchange may deem fit, and after deducting usual commission and charges, to apply the net proceeds in payment of the bill of exchange with re-exchange and charges the balance, if any, to be placed at the Bank’s or the holder’s option against the Borrower’ other bills of exchange, secured or otherwise which may be in the Bank’s or the holder’s hands, or any other debt or liability owed by the Borrower to the Bank, and subject thereto, to be accounted for to the proper parties. In case of loss at any time of goods insured the Borrower authorizes the Bank to realize the policy or policies and charge the same commission on the proceeds upon a sale of goods, and to apply the net proceeds, after such deductions as aforesaid, in the manner hereinbefore lastly provided.

68. Unless otherwise agreed, the holder of a draft issued by the Borrower may be exempt from making a certificate of refusal to pay or refuse to accept when exercising the right of recourse. Although the Borrower is exempt from preparing a rejection certificate, if the Bank or the Bank’s correspondent bank considers it necessary to prepare a rejection certificate, the Borrower has no objection. When a certificate of refusal of payment or refusal of acceptance is made in any place, it is legal and valid for the Borrower and no proof is required.

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69. In case the net proceeds of such goods shall be insufficient to pay the amount of the bill of exchange, with re-exchanges and charges, the Borrower authorizes the Bank, or any manager or agent of the Bank, or the current holder of the bill of exchange, as the case may be, to draw on the Borrower for the deficiency, without prejudice nevertheless to any claim against any endorser of the bill of exchange for recovery of same or any deficiency on the same; and the Borrower engages to honor such drafts on presentation, it being understood that the account statement issued by the Bank or the holder of the bill of exchange shall be sufficient proof of sale and loss.

70. The Borrower hereby authorizes the Bank, or any manager or agent of the Bank, or the holder of the bill of exchange, whether the power of sale shall or shall not have arisen, at any time before the maturity of the bill of exchange, to accept payment from the drawee or the acceptor, if requested so to do, and on payment to deliver the bill of lading and shipping documents to the drawee or the acceptor; and, in that event, the Bank or the holder of the bill of exchange is to allow a discount thereon, at the customary rate of rebate in the place where the bill of exchange is payable.

71. If the bill of exchange is a document against acceptance (D/A) bill, the Borrower shall authorizes the Bank to deliver the shipping documents to the acceptor against its acceptance of the bill of exchange drawn on the acceptor. In such a case the Borrower undertakes to hold the Bank harmless from any consequence that may arise by the Bank’s so doing and to pay the Bank the amount or any balance of bill with re-exchange and charges if the acceptor should make any default in payment at maturity.

72. Should the drawee of the bill of exchange reject acceptance or payment thereof, or should the collateral goods arrive before the date of maturity of the bill of exchange, the Borrower authorizes the Bank or the Bank’s correspondent bank to unload, clear, warehouse the goods, effect insurance thereon and do any and all other acts which the Bank or the Bank’s correspondent bank may deem necessary for the proper maintenance of the goods. In these cases, not only the expenses and cost incurred in the course of the above acts, but also any damage caused by those people or parties who deal with the unloading, clearance, warehousing and insurance in good or bad faith or by reason of war, natural disasters, or any other force majeure shall be borne by the Borrower.

(2) Export financing

73. The purpose of export financing is limited to the necessary working capital before or after the export of the Borrower. The Borrower shall issue a letter of credit, or sign an export contract, export order, or other export transactions in accordance with the foreign bank. According to the terms and deadlines set out in the orange, if the settlement period has expired, the foreign exchange income from the export cannot be repaid, and other incomes are used for repayment, unless otherwise agreed by the Borrower and the responsible bank, the original payment date will be changed from the date of allocation. Interest is calculated at the agreed borrowing rate.

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74. The letter of credit provided by the Borrower must meet the following conditions:

(1)	An irrevocable letter of credit that is confirmed to be the beneficiary of the Borrower or an irrevocable letter of credit that is transferred to the Borrower by the beneficiary,

(2)	The issuing bank of a letter of credit is approved by the Bank.

75. The Borrower agrees to deposit the pre-disclosed letter of credit or export contract, and export orders (including amendments) to the Bank, and handle export bills or collections at the Bank. The Borrower also authorizes the Bank to be able to set off the loan principal and interest and all the Borrower’s debts in the Bank on the day of the draft or export collection, the inward remittance, and the receipt of the clean collection on the notice day. And use this Contract as the proof of authorization.

76. For bills, orders, letters of credit, etc. provided by the Borrower under this Contract, if the payment has been received before the due date of the loan, the Borrower agrees that the Bank may offset the verification loan in advance.

77. If the Borrower handles an export bill with the Bank and is refused payment abroad, or the payment is not received within the export collection period, or other foreign buyers fail to pay in accordance with the contract, the Borrower will unconditionally pay immediately.

Section 8 Purchase of foreign currency negotiable instruments (or purchase of clean bills)

78. Application by the Borrower for the purchase of foreign currency negotiable instruments (purchase of clean bills) by the Bank will be done in accordance with the stipulations of a separately established “Application for Purchase of Clean Bills or Clean Collection,” within the scope of conditions approved by the Bank.

Section 9 Currency Conversion of Foreign Currency Financing Debt

79. The Borrower shall apply for the currency conversion of the foreign currency loan on the basis of the “Foreign Exchange Business Currency Conversion Application” and agree to abide by the following terms. If there is any dispute or loss due to exchange rate changes, the Borrower shall be solely responsible for it.

80. The balance of the original foreign currency loan debt is agreed to be converted into the agreed new currency after conversion at the exchange rate negotiated with the Bank, and the original collateral provided for the loan is still the collateral for the loan debt after the conversion, and The calculation method of interest rate, the maturity date and the method of repayment shall be handled in accordance with the original agreement.

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81. The interest of the previous borrowing shall be paid off at the time of conversion. The Borrower may convert to New Taiwan Dollars at the exchange rate listed on the Bank’s spot selling rate on the date of repayment. It is calculated and collected and delivered to the Bank on the original agreed settlement date. If the applicant’s payment is delayed, the Bank may calculate and collect liquidated damages in accordance with the original agreed method.

Section 10 Others

82. For other financial products not regulated in this Contract, the Borrower agrees to sign a separate credit agreement with the Bank for processing.

The interest of the loan before the conversion should be settled at the time of the conversion. The Contractor may convert to New Taiwan dollars based on the Bank’s listed spot selling rate during the settlement date. After the conversion, the principal and interest of the borrowing shall be agreed upon with the Bank. The new currency loan is calculated and collected at the applicable interest rate, and delivered to the Bank on the original agreed repayment date. If the applicant’s payment is delayed, the agreed method will be calculated and collected as liquidated damages, and the Bank may follow the original.

Chapter 3: Entrusted Agreement

The Contractor hereby authorizes the Bank’s authorised person [  ] Bank, [  ] Branch, Deposit Account Number 21050100180167 to withhold the contract, and under the contract the Bank shall loan:

[√] (1) All kinds of loans, advances, bank acceptances, guaranteed principal and interest, liquidated damages, handling fees, registration responsibilities and other related expenses.

[  ] (2) Payments for import/export bills, commissions, manual fees, telegram fees and other related fees.

[  ] (3) Others:

Due to the Bank’s previous disclosure of the transfer and withholding, there is no need to collect the withdrawal receipt from the Contractor, the Contractor fully acknowledges such withdrawals and opens an account beforehand. The balance of the deposit is subject to the balance in the Bank’s account. If there are any disputes in the future, it is understood that the Contractor is solely responsible for it and has nothing to do with the Bank. The Contractor is willing to abandon all claims and opposition against the Bank.

Joint Guarantor: [YMA Corporation seal] [stamp of Chiang Jingbin] [signature of Chiang Jingbin]

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [ ] has not been [√ ] received from the Bank.

(Personally signed/sealed)

Verifier: Lin Yi Qi [signature]

Joint Guarantor:

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [ ] has not been [ ] received from the Bank.

(Personally signed/sealed)

Verifier:

Joint Guarantor:

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [ ] has not been [ ] received from the Bank.

(Personally signed/sealed)

Verifier:

Supervisor: [  ] Examiner: [stamp] Manager: [signature]

Joint Guarantor:

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [ ] has not been [ ] received from the Bank.

Joint Guarantor:

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [ ] has not been [ ] received from the Bank.

(Personally signed/sealed)

Verifier:

Joint Guarantor:

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [ ] has not been [ ] received from the Bank.

(Personally signed/sealed)

Verifier:

Supervisor: [  ] Examiner: [stamp] Manager: [signature]

Republic Era Calendar: Year 110, March 29th

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Debitor [Money Laundering Prevention and Anti-Terrorism Clause] Agreement

This Agreement is entered into by the Contractor (hereinafter referred to as the Contractor) YMA Corporation

1.	For the purpose of preventing money laundering and combating capital terrorism, the Contractor entered agrees to provide relevant information required for the identity review process and follow-up review process of the Bank and to cooperate with the current related matters, if one of the following situations occurs in the person who has been reasonably identified by the Bank, and the Bank may temporarily suspend transactions with the main and standby personnel, and temporarily suspend or terminate various business relationships, and the legal representative of the Contractor, the authorized person, agrees to the following:

(1) The Contractor has been warned by the court, prosecutor’s office, judicial police agency or other competent authority to be a suspicious account; or otherwise recognised as suspicious account by the competent authorities or the Bank as suspected illegal or abnormal traders.

(2) When the Contractor is a legal person, the person in charge/representative is involved in sanctions identified or pursued by the Chinese government, foreign government or international money laundering prevention organization, terrorists or groups or high-risk pairs identified by the Bank. Easterners (including but not limited to suspected involvement in illegal activities, suspected money laundering, terrorist financing, or cases involving illegal activities reported by the body, etc.).

(3) When the Contractor does not cooperate with the Bank’s regular/irregular review procedures or refuses to explain, provide relevant information (including but not limited to information on the actual cover person), or the documents or documents provided by the Contractor identified by the Bank in the foregoing procedures, and they become suspects in the line of review (including but not limited to suspected illegal activities, suspected money laundering, terrorist financing activities, or media reports involving illegal cases, etc.).

(4) When the Contractor is unwilling to cooperate in the adjustment or cannot fully explain the nature, purpose or source of funds of the various transactions, or is responsible for those who are found to be abnormal or suspected of money laundering after the Contractor’s explanation (including but not limited to suspected involvement in illegal activities, suspected of money laundering, terrorist financing or media reports involving illegal cases, etc.).

(5) When the Bank informs the Contractor to go through the review process, the contact information (including but not limited to telephone, email or address) stated by the Contractor will be used for notification. If the Contractor cannot be contacted, this will cause the Bank to fail to complete the regular/irregular review procedures.

(6) The parties involved in the transactions handled by the Contractor or any remittance/receiving bank or country are national targets, terrorists, groups or institutions that are identified or tracked by the Chinese government, foreign governments, international money laundering and anti-stab organizations, or are subject to economic sanctions, banned countries, or high risk targets as identified by the Bank (including but not limited to suspected illegal activities, suspected money laundering, terrorist financing, or media reports involving illegal cases etc.)

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(7) Upon the annual appointment person handling various transactions, resulting in the Bank determine any violation of the country, the international money laundering prevention organization or foreign government’s anti-money laundering or anti-capital terrorism regulations, or the Bank’s money laundering prevention or anti-capital terrorism policies, etc.

2.	If one of the foregoing circumstances occurs, the Contractor agrees that the Bank may comply with the “Money Laundering Prevention Law” including but not limited to “Investment Terrorism Prevention Law”, “Financial Institutions Measures for the Prevention of Money Laundering”, “Banking and Electronic Payment Machines and Electronic Tickets Issuers’ Prevention of Money Laundering and Anti-Terrorism Internal Control Points” and “The Bank of China Association of Banks Prevention of Money Laundering and template of precautions against capital terrorism” and other relevant regulations, the content contained in this contract or the responsibility is handled in a standard manner. Therefore, the damage to the Principal Debtor or the unfavorable supervision shall be borne by the Contractor, and the Bank shall not be liable for damages.

3.	The Contractor agrees that the Bank may adjust this article in accordance with China, international money laundering prevention organizations, foreign governments or areas with jurisdiction to prevent money laundering. Money or anti-forbearance and other relevant laws and regulations, and changes in anti-money laundering or anti-capital anger practices. It is agreed that there is no need to notify the Contractor separately.

4.	The Contractor agrees that the Bank may collect, process, use or internationally transmit information of the Contractor within the scope of the specific purpose of the money laundering prevention or combating terrorism, criminal and anti-terrorism laws and regulations. Basic information and various business transaction information (including but not limited to the Contractor or the transaction or payment handled by domestic/foreign banks in accordance with the country’s money laundering prevention or combating capital terrorism, crime prevention and anti-terrorism related laws. When investigating or seizing transaction funds/documents, etc. provided by the Contractor includes the personal data of a third party (including but not limited to the person in charge/representative, the actual beneficiary or the payee), the Contractor shall ensure such third parties are aware of and agree to the foregoing matters.

5.	If the Contractor fails to comply with the provisions of this article, fails to immediately explain or provide relevant information or obtain the consent of a third party, resulting in the Debtor’s transactions to be delayed, failed, terminated, cancelled, funds frozen or incurred additional costs, the Contractor shall be responsible for loss of damages. If the Bank suffers such damages as a result, the Contractor agrees to be responsible for filing and compensation.

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6.	If the transaction itself or the relevant transaction partner is actually or may be involved in any of the parties listed in Article (1) after the Bank’s inspection, the Clearing Bank may, on its own or instruct any other financial search institution (or be instructed by it), to benefit from this transaction, and the person, the Debitor, the ultimate beneficiary and related information or communications shall be checked. The Bank may terminate the transaction without the consent of the Contractor, or refuse the transaction and adjust the relevant accounts, and the Bank will consider any losses or damages caused by the Contractor’s operation, rejection or failure of the transaction.

The Contractor agrees that this Agreement is part of the Credit Loan Agreement/Accounts Receivable Agreement signed with the Bank.

Sincerely,

Taishin International Commercial Bank

Contracting Party: [YMA Corporation seal] [stamp of Chiang Jingbin]	(Original Agreement Seal)
Legal Representative:
Number:

Contracting Party:	(Original Agreement Seal)
Legal Representative:
Number:

Contracting Party:	(Original Agreement Seal)
Legal Representative:
Number:
Republic Era Calendar: Year 110, March 29th

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